                                                                    EXHIBIT 10.4

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED JANUARY 24, 1997, AMONG ECLIPSYS CORPORATION, PARTNERS HEALTHCARE SYSTEM, INC. GENERAL ATLANTIC PARTNERS 38, L.P., GENERAL ATLANTIC PARTNERS 28, L.P., GAP COINVESTMENT PARTNERS, L.P. HARVEY J. WILSON, WILFAM LTD., ALLTEL INFORMATION SERVICES, INC., FIRST UNION CORPORATION, BT INVESTMENT PARTNERS, INC., BREAN MURRAY ASSOCIATES IHS L.P., GERALD MANOLOVICI, ST. PAUL VENTURE CAPITAL IV, L.L.C. AND PETER KARMANOS, JR., A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

                   ------------------------------------------

                              ECLIPSYS CORPORATION

                   ------------------------------------------

                      WARRANT TO PURCHASE 674,893 SHARES OF
                             NON-VOTING COMMON STOCK

No. 2                                                          January 24, 1997

                  This certifies that, for good and valuable consideration, Eclipsys Corporation, a Delaware corporation (the "Company"), grants to BT Investment Partners, Inc., a Delaware corporation (the "Warrantholder"), the right to subscribe for and purchase from the Company, Six Hundred Seventy-Four Thousand Eight Hundred Ninety-Three (674,893) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of Non-Voting Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), at the purchase price per share of $.01 (the "Exercise Price"), at any time prior to 5:00 p.m., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments herein set forth.

                  This Warrant was issued together with $30,000,000 face amount of shares, par value $.01 per share, of Series B 8.5% Cumulative Redeemable Preferred Stock of the Company (the "Series B Preferred Stock") pursuant to the Preferred Stock and Warrant Purchase Agreement, dated the date hereof (the "Stock Purchase Agreement"), among the Company, General Atlantic Partners 38, L.P. ("GAP 38"), General Atlantic Partners 28, L.P. ("GAP 28), GAP Coinvestment Partners, L.P. ("GAP Coinvestment"), First Union Corporation ("FUCP"), BT Investment Partners, Inc. ("BT"), Wilfam Ltd. ("Wilfam"), Brean Murray Associates IHS L.P. ("Brean Murray"), Gerald Manolovici ("Manolovici"), St. Paul Venture Capital IV, L.L.C. ("St. Paul"), Peter Karmanos, Jr. ("Karmanos") and ALLTEL Information Services, Inc. ("Alltel") and is subject to the terms thereof. The Warrantholder is entitled to the rights and subject to the obligations contained in (a) the Stock Purchase Agreement, (b) the Amended and Restated Stockholders Agreement, dated the date hereof (the "Stockholders Agreement"), among the Company, Partners HealthCare System, Inc. ("Partners"), GAP 38, GAP 28, GAP Coinvestment, Harvey J. Wilson ("Wilson"), Wilfam, Alltel, FUCP, BT, Brean Murray, Manolovici, St. Paul and Karmanos and (c) the Amended and Restated Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement"), among the Company, Partners, GAP 38, GAP 28, GAP Coinvestment, Wilson, Wilfam, Alltel, FUCP, BT, Brean Murray, Manolovici, St. Paul and Karmanos, in each case relating to this Warrant and the Warrant Shares.

                  1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Affiliate" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Alltel" has the meaning set forth in the recital to this Warrant.

                  "Board of Directors" means the Board of Directors of the Company.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized by law or required by executive order to close.

                  "Brean Murray" has the meaning set forth in the recital to this Warrant.

                  "BT" has the meaning set forth in the recital to this Warrant.

                  "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time and as in effect on the date hereof.

                  "Class A Common Stock" means the Common Stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Class B Common Stock" means the Non-Voting Common Stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Common Stock" means (a) the Class A Common Stock, (b) the Class B Common Stock, (c) any other common stock of any class or series hereafter issued by the Company or (d) any other capital stock into which such stock is reclassified or reconstituted.

                  "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Company" has the meaning set forth in the recital to this Warrant.

                  "Conversion Right" has the meaning set forth in Section 2.3(a) of this Warrant.

                  "Current Market Price" per share shall mean, as of the date of determination, (a) the average daily Market Price of the Common Stock for those days during the period of thirty (30) Trading Days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-counter market, then the Market Price on such date.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, (or any successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

                  "Exercise Form" means an Exercise Form in the form annexed hereto as Exhibit A.

                  "Exercise Price" has the meaning set forth in the recital to this Warrant.

                  "Expiration Date" means the first Business Day that is the earlier to occur of (a) the tenth anniversary of the date hereof and (b) the third anniversary of the IPO Effectiveness Date.

                  "Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction reasonably determined in good faith by the Board of Directors or, if such determination is not reasonably satisfactory to the Warrantholder, such determination shall be made by a nationally recognized investment banking firm selected by the Company and the Warrantholder, the expenses for which shall be borne equally by the Company and the Warrantholder. Any determination of the Fair Market Value by the Board of Directors or such investment banking firm shall be made based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock.

                  "FUCP" has the meaning set forth in the recital to this Warrant.

                  "GAP Coinvestment" has the meaning set forth in the recital to this Warrant.

                  "GAP 38" has the meaning set forth in the recital to this Warrant.

                  "GAP 28" has the meaning set forth in the recital to this Warrant.

                  "IPO Effectiveness Date" means the date upon which the Company consummates its initial offer for sale of shares of Common Stock pursuant to an effective registration statement filed pursuant to the Securities Act.

                  "Karmanos" has the meaning set forth in the recital to this Agreement.

                  "Manolovici" has the meaning set forth in the recital to this Warrant.

                  "Market Price" means, per share of Common Stock, as of the date of determination, (a) the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Company; or (d) if none of (a), (b) or (c) is applicable, the Fair Market Value per share.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASDAQ" means the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

                  "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Registration Rights Agreement" has the meaning set forth in the recital to this Warrant.

                  "Securities Act" means the Securities Act of 1933, as amended, (or any successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

                  "St. Paul" has the meaning set forth in the recital to this Warrant.

                  "Stock Purchase Agreement" has the meaning set forth in the recital to this Warrant.

                  "Stockholders Agreement" has the meaning set forth in the recital to this Warrant.

                  "Trading Day" means a day on which the national securities exchanges are open for trading.

                  "Warrantholder" has the meaning set forth in the recital to this Warrant.

                  "Warrant Shares" has the meaning set forth in the recital to this Warrant.

                  "Wilfam" has the meaning set forth in the recital to this Warrant.

                  "Wilson" has the meaning set forth in the recital to this Warrant.

                  2. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

                      2.1  Duration and Exercise of Warrant.

                           (a) Subject to Sections 2.2 and 2.3 hereof and the
other terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by (i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

                           (b) As soon as possible, but in any event not more
than five Business Days, after the surrender of this Warrant with a duly executed Exercise Form and, if the Conversion Right is not exercised pursuant to
Section 2.3, the payment by the Warrantholder of the aggregate Exercise Price in accordance with the foregoing subsection (a), the Company shall deliver to the Warrantholder a stock certificate or certificates representing the Warrant Shares specified in the Exercise Form, together with a check for the amount of cash (calculated in accordance with Section 7.4) to be paid by the Company to the Warrantholder in lieu of the issuance of fractional shares, if any; provided, however, that if a determination of a nationally recognized investment banking firm is necessary to determine the Current Market Price pursuant to Section 2.3(a), such delivery shall be made promptly after such determination is made (such determination pursuant to Section 2.3(a) shall be made with reasonable promptness but not more frequently than on a quarterly basis).

                           (c) The Company agrees that such Warrant Shares shall
be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the Business Day on which this Warrant shall have been surrendered to the Company, together with the duly executed Exercise Form, and payment of the Exercise Price made for the Warrant Shares as aforesaid (or as provided in Section 2.3 below).

                      2.2  Reduction in Number of Warrant Shares.

                           (a) Notwithstanding anything to the contrary set
forth in this Warrant, the aggregate number of Warrant Shares for which this Warrant may be exercised pursuant to Section 2.1 hereof shall be reduced in accordance with Schedule 1 hereto if (i) the Company redeems $30 million face amount of the Series B Preferred Stock in accordance with the Certificate of Incorporation in a single redemption ("Complete Redemption"), (ii) the Company redeems $15 million face amount of the Series B Preferred Stock in accordance with the Certificate of Incorporation in a single redemption (a "Qualified Initial Redemption") or (iii) the Company completes a Qualified Initial Redemption and subsequently redeems the remaining $15 million face amount of the Series B Preferred Stock in accordance with the Certificate of Incorporation in a single redemption (a "Qualified Final Redemption"); provided, however, that in the event that the Company effects a Qualified Final Redemption in the same time period set forth on Schedule 1 in which it has effected a Qualified Initial Redemption, the Company shall be deemed to have made a Complete Redemption, as of the date of such Qualified Final Redemption.

                           (b) In the event that the Warrantholder elects to (i)
exercise the Series B Put (as defined in the Certificate of Incorporation), as set forth in paragraph 7 of Section B of ARTICLE FOURTH of the Certificate of Incorporation), or (ii) exercise its rights with respect to a Designated Event (as defined in the Stock Purchase Agreement) pursuant to Section 9.2 of the Stock Purchase Agreement, then:

                               (i)  In the event that the Company has not
effected a Qualified Initial Redemption prior thereto, the maximum number of Warrant Shares for which this Warrant may be exercised shall be reduced as if the Company had effected a Complete Redemption, as of the date of the closing of the Series B Put or the Designated Event Payment Date (as defined in the Stock Purchase Agreement); or

                               (ii) In the event that the Company has effected a
Qualified Initial Redemption prior thereto, the maximum number of Warrant Shares for which this Warrant may be exercised shall be reduced as if the Company had effected a Qualified Final Redemption, as of the date of the closing of the Series B Put or the Designated Event Payment Date.

                           (c) The reductions in Warrant Shares set forth in
Schedule 1 shall be available only (i) upon redemption by the Company of the Series B Preferred Stock in the manner contemplated by paragraph 5, paragraph 7 or paragraph 8 of Section B of ARTICLE FOURTH of the Certificate of Incorporation and (ii) except as set forth in Section 2.2(b) above, if such redemptions are in the specific redemption amounts set forth in Section 2.2(a). In order to accommodate any prospective reduction in Warrant Shares, the Warrantholder shall not, prior to January 1, 2000, exercise this Warrant as to any Warrant Shares which may be subject to further reduction as provided in
Schedule 1.

                      2.3  Conversion Right.

                           (a) Subject to Section 2.2 hereof, in lieu of the
payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into the aggregate number of shares of Class B Common Stock (the "Conversion Right") as provided for in this Section 2.3. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) in accordance with
Section 2.1 that number of shares of Class B Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant Shares issuable at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price of such Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Current Market Price of such Warrant Shares) by (ii) the Current Market Price of one Warrant Shares immediately prior to the exercise of the Conversion Right.

                           (b) Subject to Section 2.2 hereof, the Conversion
Right may be exercised by the Warrantholder on any Business Day prior to the Expiration Date by delivering this Warrant, with a duly executed Exercise Form with the conversion section completed, to the Company, exercising the Conversion Right and specifying the total number of Warrant Shares that the Warrantholder shall be issued pursuant to such conversion.

                      2.4 Partial Exercise. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of the stock certificate or certificates pursuant to Section 2.1(b), cancel the Warrant surrendered pursuant to Section 2.1(a) and deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which Warrant shall in all other respects be identical to this Warrant; provided, however, that due to such partial exercise, Schedule 1 hereto shall be appropriately adjusted to recalculate the new number of Warrant Shares for which such new Warrant is thereafter exercisable.

                      2.5 Payment of Taxes. The issuance of a stock certificate or certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax with respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or certificates in a name other than that of the then Warrantholder as stated in the books of the Company.

                  3.  Restrictions on Transfer; Restrictive Legends.

                      3.1 Transfer. This Warrant and the Warrant Shares may not be, directly or indirectly, offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, (each, a "transfer") to any Person except in accordance with the Stockholders Agreement.

                      3.2  Legends.

                           (a) Except as otherwise permitted by this Section 3,
each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 5), shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED,PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, IS AVAILABLE.

                           (b) Except as otherwise permitted by this Section 3,
each stock certificate representing Warrant Shares issued upon the exercise of any Warrant and each stock certificate or certificates issued upon the transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT

         TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           Notwithstanding the foregoing, the Warrantholder may
require the Company to issue a Warrant or a stock certificate or certificates representing Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm or in-house counsel reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares may be sold pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

                           (c) Notwithstanding the foregoing, so long as the
transfer of each Warrant and the Warrant Shares issued upon exercise of any Warrant is governed by the Stockholders Agreement, each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 5), each stock certificate or certificates representing Warrant Shares issued upon the exercise of any Warrant and each stock certificate or certificates issued upon the transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED JANUARY 24, 1997, AMONG ECLIPSYS CORPORATION, PARTNERS HEALTHCARE SYSTEM, INC., GENERAL ATLANTIC PARTNERS 38, L.P., GENERAL ATLANTIC PARTNERS 28, L.P., GAP COINVESTMENT PARTNERS, L.P. HARVEY J. WILSON, WILFAM LTD., ALLTEL INFORMATION SERVICES, INC., FIRST UNION CORPORATION, BT INVESTMENT PARTNERS, INC., BREAN MURRAY ASSOCIATES IHS L.P., GERALD MANOLOVICI, ST. PAUL VENTURE CAPITAL IV, L.L.C. AND PETER KARMANOS, JR., A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

                  4. Reservation of Shares. The Company covenants and agrees as follows:

                           (a) All Warrant shares that are issued upon the
exercise of this

Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

                           (b) During the period within which this Warrant may
be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of Warrant Shares to provide for the exercise of the rights represented by this Warrant.

                           (c) The Company shall not, by amendment of its
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

                  5. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Warrantholder a new Warrant of like tenor.

                  6. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

                  7.  Certain Adjustments.

                      7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                           (a) Stock Dividends, Splits, Combinations. In the
event that the Company shall at any time or from time to time after the date of issuance of this Warrant (i) pay a stock dividend or make a distribution on the outstanding shares of Common Stock in capital stock, (ii) subdivide the outstanding shares of Common Stock into a larger number of shares, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (other than a reclassification for which adjustment is made under Section 7.1(c)), then, and in each such case, the number of Warrant Shares to be delivered upon exercise of this Warrant shall be adjusted so


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


that the Warrantholder shall be entitled to receive the number of Warrant Shares that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price shall be adjusted as provided below in paragraph (f). An adjustment made pursuant to this Section 7.1(a) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                           (b) Certain Distributions. In case the Company shall
at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another Person, securities of the Company or another Person or other assets (including cash dividends but excluding distributions paid or made to holders of shares of Common Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and dividends payable in shares of Common Stock for which adjustment is made under Section 7.1(a)) or rights or warrants to subscribe for or purchase the foregoing (excluding distributions for which adjustment is made under Section 7.1(a)), then, and in each such case, the number of Warrant Shares to be delivered to the Warrantholder upon exercise of this Warrant shall be increased so that the Warrantholder thereafter shall be entitled to receive the number of Warrant Shares determined by multiplying the number of Warrant Shares such Warrantholder would have been entitled to receive immediately before the record date for the distribution of such cash, evidences of indebtedness, securities or other assets, had the Warrantholder exercised the Warrant immediately prior thereto (determined as if the Company effected no further redemptions of Series B Preferred Stock and making all appropriate adjustments to Schedule 1) by a fraction, the numerator of which shall be the Current Market Price per Warrant Share immediately prior to such record date and the denominator of which shall be the Current Market Price per Warrant Share immediately prior to such record date minus the then Fair Market Value of the portion of such cash, evidences of indebtedness, securities or other assets so distributed.

                           (c) Reorganization. In case of (i) any capital
reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (ii) any merger or consolidation of the Company with or into another Person (other than a merger or consolidation in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) or (iii) any sale of all or substantially all of the assets of the Company to another Person (any of the foregoing (i), (ii) or (iii), a "Transaction") in which the holders of shares of Class B Common Stock shall be entitled to receive shares of stock or other securities, property or cash (whether such stock, other securities, property or cash is issued or distributed by the Company or another Person) with respect to or in exchange for Class B Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of shares of stock, other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Class B Common Stock for which this Warrant could have been exercised immediately prior to such Transaction (determined as if the Company effected no further redemptions of Series B Preferred Stock and making all appropriate adjustments to Schedule 1), and provision shall be made therefor in any agreement relating to such Transaction, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.1.

                           (d) In case the Company, at any time or from time to
time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section 7.1(a), 7.1(b) or 7.1(c), inclusive, the Board of Directors shall determine in good faith whether it would be equitable in the circumstances to adjust the number of Warrant Shares for which this Warrant may be exercisable (and Schedule 1 hereto) as a result of such action and, in the number of Warrant Shares shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to evidenced in a resolution, a certified copy of which shall be mailed to the Warrantholder).


                           (e) Carryover. Notwithstanding any other provision of
this Section 7.1, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of Warrant Shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of Warrant Shares to be so delivered.

                           (f) Exercise Price Adjustment. Whenever the number of
Warrant Shares purchasable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 7.1, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter; provided, however, that the Exercise Price for each Warrant Share shall in no event be less than the par value of such Warrant Share.

                      7.2 No Adjustment. Except as provided in Section 7.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments under this Section 7 shall be made on Warrant Shares issuable on the exercise of this Warrant (a) upon the grant of options to employees, consultants or directors of the Company pursuant to benefit plans approved by the Board of Directors or (b) upon any issuance of Common Stock upon the conversion of the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred

Stock or the exercise of this Warrant.

                      7.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrant-holder, notice of such adjustment or adjustments and a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                      7.4 Fractional Shares. Notwithstanding anything to the contrary set forth in this Warrant, no fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant. If the exercise of this Warrant results in a fraction, then the Company shall make payment to the Warrantholder, upon delivery to the Warrantholder of the stock certificate or certificates representing the Warrant Shares specified in the Exercise Form pursuant to Section 2.1 hereof, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Business Day upon which this Warrant is exercised.

                  8. Notices of Corporation Action. So long as this Warrant has not been exercised in full, then in the event:

                      (a) the Company shall declare a dividend (or any other distribution) on its shares of Common Stock;

                      (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                      (c) there shall be any reorganization or reclassification of the Common Stock, or any merger or consolidation to which the Company is a party and for which approval of any of the stockholders of the Company is required, or any sale of all or substantially all of the assets of the Company; or

                      (d) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then the Company shall mail to the Warrantholder to its address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, and (ii) the date or the expected date on which such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, merger, consolidation, sale, liquidation, dissolution or winding up.

                  9. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

                  10. Miscellaneous.

                      10.1 Entire Agreement. This Warrant, together with the Stock Purchase Agreement, the Stockholders Agreement and the Registration Rights Agreement, constitute the entire agreement between the Company and the Warrantholder with respect to the Warrants and the Warrant Shares.

                      10.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                      10.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                      10.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                           (a) If to the Warrantholder:

                               BT Investment Partners, Inc.
                               130 Liberty Street
                               New York, New York 10006
                               Telecopy: (212) 250-7651
                               Attention:  Mr. Joseph Wood
                               with a copy to:

                               Eaton & Van Winkle
                               600 Third Avenue
                               New York, New York 10016
                               Telecopy: (212) 661-5077
                               Attention: John W. Kaufmann, Esq.

                           (b) if to the Company:

                               Eclipsys Corporation
                               777 East Atlantic Avenue, Suite 200
                               Delray Beach, Florida  33483
                               Telecopy: (561) 243-9390
                               Attention: Mr. Harvey J. Wilson

                               with a copy to:

                               Goulston & Storrs
                               400 Atlantic Avenue
                               Boston, Massachusetts  02110
                               Telecopy: (617) 574-4112
                               Attention: Lester J. Fagen, Esq.


                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 10.4 designate another address or Person for receipt of notices hereunder.

                      10.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                      10.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                      10.7 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                           IN WITNESS WHEREOF, the Company has caused this
Warrant to be signed by its duly authorized officer.

                                       ECLIPSYS CORPORATION



                                       By: /s/ Harvey J. Wilson
                                          ----------------------------------
                                          Name:  Harvey J. Wilson
                                          Title: President

                                                                       EXHIBIT A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ____________ of the Warrant Shares and [herewith tenders payment for such Warrant Shares to the order of Eclipsys Corporation in the amount of $_____________] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for [such Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Sections
2.2 and 2.3] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

         The undersigned represents that it is acquiring such Warrant Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:
      ----------------------------

                                       Signature
                                                -------------------------------

                                                -------------------------------
                                                           (Print Name)

                                                -------------------------------
                                                        (Street Address)

                                                -------------------------------
                                                (City)    (State)  (Zip Code)


Signed in the presence of:



----------------------------------

                                   SCHEDULE 1

1. Complete Redemption of $30,000,000 of Series B Preferred Stock.

                                                                        Maximum
                                                                     Exercise Amount
                                                   Adjusted         During Applicable
Redemption Amount         Redemption Date       Warrant Shares      Redemption Period
-----------------         ---------------       --------------      -----------------

    $30 million        On or before 12/31/97        259,005              259,005
    $30 million            1/1/98 to 6/30/98        302,281              302,281
    $30 million           7/1/98 to 12/31/98        361,062              361,062
    $30 million           1/1/99 to 12/31/99        513,667              513,667
    $30 million      1/1/2000 and thereafter        674,893              674,893

2. Qualified Initial Redemption of $15,000,000 of Series B Preferred Stock.

   a. Qualified Initial Redemption of First $15,000,000 on or before 12/31/97.

                                                                     Maximum
                                                                 Exercise Amount
                                                  Adjusted      During Applicable
Redemption Amount          Redemption Date       Warrant Shares   Redemption Period
-----------------          ---------------       --------------   -----------------

First  $15 million      On or before 12/31/97        482,479           259,005
Second $15 million          1/1/98 to 6/30/98        287,780           287,780
Second $15 million         7/1/98 to 12/31/98        331,518           331,518
Second $15 million         1/1/99 to 12/31/99        443,970           443,970
Second $15 million    1/1/2000 and thereafter        482,479           482,479

   b. Qualified Initial Redemption of First $15,000,000 Between 1/1/98 and 6/30/98.


                                                                     Maximum
                                                                 Exercise Amount
                                                  Adjusted      During Applicable
Redemption Amount        Redemption Date       Warrant Shares   Redemption Period
-----------------        ---------------       --------------   -----------------

First  $15 million         1/1/98 to 6/30/98       513,667            302,281
Second $15 million        7/1/98 to 12/31/98       346,250            346,250
Second $15 million        1/1/99 to 12/31/99       459,310            459,310
Second $15 million   1/1/2000 and thereafter       513,667            513,667

   c. Qualified Initial Redemption of First $15,000,000 Between 7/1/98 and 12/31/98.

                                                                       Maximum
                                                                   Exercise Amount
                                                  Adjusted        During Applicable
Redemption Amount        Redemption Date       Warrant Shares     Redemption Period
-----------------        ---------------       --------------     -----------------

First  $15 million        7/1/98 to 12/31/98       545,199             361,062
Second $15 million        1/1/90 to 12/31/99       474,735             474,735
Second $15 million   1/1/2000 and thereafter       545,199             545,199